UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

Jet.AI Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40725	93-2971741
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

(Address of Principal Executive Offices)

(702) 747-4000

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JTAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Jet.AI Inc. (the “Company”) received a letter on April 14, 2024, from the Nasdaq Listing Qualifications Department (“Nasdaq”) notifying the Company that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1), as the minimum bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). According to that notice, the Company had 180 calendar days, or until October 14, 2024, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of the Company’s Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-calendar day grace period.

On October 18, 2024 the Company received a letter from Nasdaq, notifying the Company that it had not regained compliance with the Minimum Bid Price Requirement. The October 18, 2024 notification has no immediate effect on the listing or trading of the Company’s Common Stock on The Nasdaq Capital Market.

The Panel previously granted the Company until November 26, 2024, to implement the compliance plan the Company presented to Nasdaq and regain compliance with all Nasdaq listing criteria, including the Minimum Bid Price Requirement. The Company believes it will be able to regain compliance with the Minimum Bid Price Requirement on or before November 26, 2024. At the Company’s annual meeting of stockholders held on September 24, 2024, the Company’s stockholders approved a proposal that granted the Company’s Board of Directors the discretion to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio not less than one-for-two and not greater than one-for-one thousand, with the exact ratio to be set within that range at the discretion of the Company’s Board of Directors without further approval or authorization of the Company’s stockholders. In addition, the Company has effected certain transactions, in part, to execute on other components of its plan to regain compliance with Nasdaq continued listing criteria, including closing upon offerings of the Company’s Common Stock on each of October 11, 2024 and October 21, 2024.

The Company believes it will be able to timely regain compliance with Nasdaq’s continued listing requirements, including the Minimum Bid Price Requirement. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Requirement or will otherwise be able to regain, and then maintain, compliance with other Nasdaq listing criteria.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JET.AI INC.

	By:	/s/ Michael Winston
Michael Winston
Executive Chairman and Interim Chief Executive Officer

Date: October 24, 2024